UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

UNITED MARITIME GROUP, LLC
(Exact name of registrant as specified in its charter)

Florida	333-165796	59-2147756
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 S. Harbour Island Blvd., Suite 230 Tampa, FL	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 209-4200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective October 4, 2010, Sal Litrico, the President and Chief Executive Officer of United Maritime Group, LLC (the “Company”), ceased to be employed by the Company. In addition, effective October 4, 2010, Mr. Litrico will no longer serve as the Chief Executive Officer of GS Maritime Holding LLC (“GS Maritime”), the ultimate parent of the Company, and will no longer serve on the Board of Directors of GS Maritime. Subject to the execution of a release agreement that is reasonably acceptable to the Company, Mr. Litrico will be eligible to receive the severance payments and benefits set forth in Section 8(d) of the Employment Agreement, dated as of October 29, 2007, by and between TECO Transport Corporation (the predecessor to the Company) and Mr. Litrico (the “Employment Agreement”). A copy of the Employment Agreement was filed as an exhibit to the Company’s Registration Statement on Form S-4, dated March 31, 2010 (the “Registration Statement”).

(c)

Effective October 4, 2010, Steven Green, age 65, was named interim President and Chief Executive Officer of the Company and interim Chief Executive Officer of GS Maritime. Mr. Green is currently the Chairman of the Board of Directors of GS Maritime, and has served in such capacity since December 4, 2007. Mr. Green is a former U.S. ambassador to Singapore and has been managing partner of Greenstreet Partners, LP, a merchant bank that was founded by Mr. Green, since 1989. Since 2001, Mr. Green has also served as the Chairman and Chief Executive Officer of K1 Ventures, Ltd., a publicly traded investment company listed on the Singapore Stock Exchange. In addition, from 1988-1996, Mr. Green served as the Chairman and Chief Executive Officer of Samsonite Corporation (“Samsonite”). Samsonite was formerly the major operating subsidiary of Astrum International Corporation where Mr. Green also served as Chairman and Chief Executive Officer from 1990-1995 and directed the strategic management and operations of Samsonite and its affiliates, American Tourister and Culligan Water.

Greenstreet Equity Partners LLC (“Greenstreet”), an affiliate of Greenstreet Partners, LP, owns in excess of thirty percent (30%) of the issued and outstanding Class A units of GS Maritime. As described in more detail in the Registration Statement, the Company, Greenstreet and the other parties named therein are party to a financial consulting and management services agreement which requires the payment to Greenstreet and certain other parties named therein of a quarterly fee in an aggregate amount of $375,000 and reimbursement of certain expenses not to exceed $25,000 annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MARITIME GROUP, LLC

By: /s/ Jason Grant
Name: Jason Grant
Title: Chief Financial Officer

Date: October 7, 2010